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                                                                     EXHIBIT 4.2
               FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT

         This Agreement is made and entered into as of the _____ day of____ , 1997 by and between May Davis Group, Inc. ("May Davis"), and Euro Tech Holdings Company Limited ("Company").

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. PURPOSE: The Company hereby engages May Davis for the term specified in Paragraph 2 hereof to render consulting advice to the Company as an investment banker relating to financial and similar matters upon the terms and conditions set forth herein.

                  2. TERM: Except as otherwise specified in Paragraph 4 hereof, this Agreement shall be effective for a three (3) year period commencing_________________, 1997 and ending to______________, 2000.

                  3. DUTIES OF MAY DAVIS: During the term of this Agreement, May Davis shall seek out Transactions (as hereinafter defined) on behalf of the Company and shall furnish advice to the Company in connection with any such Transactions.

                  4. COMPENSATION: In consideration for the services rendered by May Davis to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 5 hereof), the Company shall compensate May Davis as follows:

         (a) The Company shall pay May Davis a fee of $3,000 per month for the term of this Agreement. The aggregate sum of $108,000 shall be due and payable upon the execution of this Agreement.

         (b) In the event that any Transaction occurs during the term of this Agreement or to the extent provided herein, one year thereafter, the Company shall pay fees to May Davis as follows:

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
                  Consideration                                        Fee
         $    - 0 - TO $  500,000                                      MINIMUM FEE OF $25,000

         $  500,000 TO $5,000,000                                      5% OF CONSIDERATION

         $5,000,000 OR MORE                                            $250,000 PLUS 1% OF THE
                                                                       CONSIDERATION IN EXCESS OF
                                                                       $5,000,000


                  FOR THE PURPOSES OF THIS AGREEMENT, "CONSIDERATION" SHALL MEAN THE TOTAL MARKET VALUE ON THE DAY OF THE CLOSING OF STOCK, CASH, ASSETS AND ALL OTHER PROPERTY (REAL OR PERSONAL) EXCHANGED OR RECEIVED, DIRECTLY OR INDIRECTLY BY THE COMPANY OR ANY OF ITS SECURITY HOLDERS IN CONNECTION WITH ANY TRANSACTION. ANY CO-BROKER RETAINED BY MAY DAVIS SHALL BE PAID BY MAY DAVIS.

         (c) For the purposes of the Agreement, a "Transaction" shall mean (i) any transaction originated by May Davis, other than in the ordinary course of trade or business of the Company, whereby, directly or indirectly, control of, or a material interest in, the Company or any of its businesses or any of their respective assets, is transferred for Consideration, or (ii) any transaction originated by May Davis whereby the Company acquires any other company or the assets of any other company or an interest in any other company (an "Acquisition").

         In the event May Davis originates a line of credit with a lender or a corporate partner, the Company and May Davis will mutually agree on a satisfactory fee and the terms of payment of such fee. In the event May Davis introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company agrees to pay a fee of five percent (5%) of total sales generated directly from this introduction during the first two years following the date of the first sale. Total sales shall mean gross receipts less any applicable refunds, returns, allowances, credits, taxes and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made by or threatened against the Company. Commission payments shall be paid on the 15th day of each third month following the receipt of customers' payments. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.




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         (d) All fees to be paid pursuant to this Agreement, except as otherwise specified, are due and payable to May Davis in cash or company check at the closing or closings of any Transaction specified in Paragraph 4. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, May Davis shall be entitled to a full fee as provided under Paragraphs 4 and 5 hereof, for any Transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of twelve months after non-renewal or termination of this Agreement. Nothing herein shall impose any obligation on the part of the Company to enter into any Transaction.

                  5. EXPENSES OF MAY DAVIS: In addition to the fees payable hereunder and regardless of whether any Transaction set forth in Paragraph 4 hereof is proposed or consummated, the Company shall reimburse May Davis for the reasonable fees and disbursements of May Davis's counsel and May Davis's reasonable travel and out-of-pocket expenses incurred in connection with the services performed by May Davis pursuant to this Agreement and at the request of the Company, including without limitation, hotels, food and associated expenses and long-distance telephone calls, except that individual expenses exceeding $500 must be pre-approved in writing by the Company and that total non pre-approved expenses may not exceed $10,000.

                  6. LIABILITY OF MAY DAVIS: The Company acknowledges that all opinions and advice (written or oral) given by May Davis to the Company in connection with May Davis's engagement are intended solely for the benefit and use of the Company in considering the Transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of May Davis to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to May Davis, or use May Davis's name in any annual reports or any other reports or releases of the Company without May Davis's prior written consent.

                  The Company acknowledges that May Davis makes no commitment whatsoever as to making a market in the Company's securities or to recommending or advising its clients to purchase the Company's securities. Research reports or corporate finance reports that may be prepared by May Davis will, when and if prepared, be done solely on the merits or judgment of analysis of May Davis or any senior corporate finance personnel of May Davis.

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                  7. MAY DAVIS'S SERVICES TO OTHERS: The Company acknowledges that May Davis or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict May Davis in conducting such business with respect to others, or in rendering such advice to others, except that May Davis will not provide services to others when such services may materially and adversely affect the Company.

                  8. COMPANY INFORMATION:

         (a) The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, May Davis will use and rely on data, material and other information furnished to May Davis by the Company. The Company acknowledges and agrees that in performing its services under this engagement, May Davis may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

         (b) Except as contemplated by the terms hereof or as required by applicable law, May Davis shall keep confidential all non-public information provided to it by the Company, and shall not disclose such information to any third party without the Company's prior written consent, other than such of its employees and advisors as May Davis reasonably determines to have a need to know.

                  9.  INDEMNIFICATION:

         (a) The Company shall indemnify and hold May Davis harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are in connection with the services rendered by May Davis or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of acts or omissions of May Davis. In addition, the Company shall also indemnify and hold May Davis harmless against any and all costs and expenses, including reasonable counsel fees, incurred relating to the foregoing.

            May Davis shall give the Company prompt notice of any such liability, claim or lawsuit which May Davis contends is the subject matter of the Company's indemnification and the Company thereupon


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shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

            May Davis shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of May Davis for inclusion in any registration statement or prospectus or any amendment or supplement thereto or in connection with any Transaction to which this Agreement applies or which otherwise arises. In addition, May Davis shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred relating to the foregoing.

            The Company shall give May Davis prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of May Davis's indemnification and May Davis thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

         (b) In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Paragraph 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 9 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this Paragraph 9, then, and in each such case, the Company and May Davis shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject


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(after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the transactions undertaken in connection with this Agreement (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of the Contributing Party, which consent shall not be unreasonably withheld. The indemnification provisions contained in this Paragraph 9 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

                  10. MAY DAVIS AN INDEPENDENT CONTRACTOR: May Davis shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. The parties hereto expressly understand and agree that May Davis shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

                  11.  MISCELLANEOUS:

         (a) This Agreement between the Company and May Davis constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether


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oral or written, between the parties with respect to the matters set forth herein.

         (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand- delivered (i) five calendar days after being sent postage prepaid by registered mail, return receipt requested, or (ii) one business day after being sent by facsimile with confirmatory notice by U.S. mail, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

         IF TO THE COMPANY, TO:  EURO TECH HOLDINGS COMPANY LIMITED


         WITH A COPY TO:


     IF TO MAY DAVIS, TO:                      MAY DAVIS GROUP, INC.

                                               20 Exchange Place
                                               New York, New York

         WITH A COPY TO:                       JAY M. KAPLOWITZ, ESQ.
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                                               GERSTEN, SAVAGE, KAPLOWITZ
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                                               FREDERICKS & CURTIN
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                                               101 EAST 52ND. STREET
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                                               NEW YORK, NEW YORK  10022
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                                               TELECOPY NO.: (212) 980-5192
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         (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

         (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

         (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

         (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect


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to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 11(2) hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

MAY DAVIS GROUP, INC.


By:________________________________
     Name:
     Title:

EURO TECH HOLDINGS COMPANY LIMITED

     By:________________________________

     , President


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